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                                                                 Exhibit 10.34

                           SHAREHOLDERS' AGREEMENT

   SHAREHOLDERS' AGREEMENT (this "Agreement"), dated as of September 27, 1996, by and between Ingenex, Inc., a Delaware corporation (the "Company"), and Titan Pharmaceuticals, Inc., a Delaware corporation ("Titan").

                            W I T N E S S E T H :

   WHEREAS, the Company is proposing to consummate an underwritten initial public offering (the "IPO") of its common stock, $.001 par value per share (the "Common Stock;" the Common Stock, together with all other voting capital stock of the Company, shall be collectively referred to herein as the "Shares"), pursuant to a registration statement on Form SB-2;

   WHEREAS, Titan currently owns 2,416,024 shares of Common Stock, subject to adjustments for any stock splits, stock dividends or other recapitalizations;

   WHEREAS, Titan has expressed an interest in purchasing, in connection with the IPO, $2,000,000 worth of Common Stock;

   WHEREAS, prior to the execution of this Agreement Titan has advanced One Million Dollars ($1,000,000) to the Company and, in connection with the execution of this Agreement, Titan has agreed to the issuance by the Company of a convertible note from the Company with a face value of One Million Dollars ($1,000,000), payable on or before September 30, 1998 (the "Convertible Note"); and

   WHEREAS, the parties hereto desire to enter into this Agreement to provide for, among other things, certain rights and restrictions in connection with the Company.

   NOW, THEREFORE, in consideration of the premises and the mutually dependent covenants and agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Right of First Refusal; Option.

   Subject to the terms and conditions specified in this Agreement, the Company hereby grants to Titan a right to purchase Shares of the Company, or securities convertible into or exchangeable for Shares, in connection with future issuances by the Company of Shares, or securities convertible into or exchangeable for Shares, after the IPO. Each time the Company proposes to offer (an "Offer") any Shares, or securities convertible into or exchangeable
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Shares, the Company shall offer such securities to Titan in accordance with the following provisions:

   (a) The Company shall deliver a notice by fax and certified mail ("Notice") to Titan stating (i) its bona fide intention to offer such securities, (ii) the number of such securities to be offered and (iii) the price and terms, if any, upon which it proposes to offer such securities.

   (b) By written notification received by the Company, within twenty (20) business days after receipt of the Notice, Titan may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such securities as necessary to preserve Titan's equity interest (calculated as hereinafter set forth) in the Company at a majority of the outstanding Shares (the "Majority Interest"). Titan's equity interest in the Company shall be calculated based on the number of outstanding Shares giving effect to the securities to be issued by the Company in connection with the transaction giving rise to Titan's rights hereunder and the securities purchased by Titan hereunder (including giving effect to the conversion or exchange of any securities to be so issued or purchased that are convertible into or exchangeable for Shares). Notwithstanding the foregoing, subject to the termination provisions contained in Section 7, if the Company delivers a Notice at any time after Titan has failed to exercise its right to maintain the Majority Interest, Titan may elect to purchase or obtain, at the price and on the terms specified in the Notice, one-half of the securities proposed to be sold in the Notice (the "Minority Interest").

   (c) If all securities referred to in the Notice which Titan is entitled to purchase pursuant to Subsection (b) hereof are not elected to be purchased as provided in Subsection (b) hereof, the Company may, during the ninety (90) day period following expiration of the period provided in Subsection (b) hereof, offer the same number of securities offered to Titan to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those, specified in the Notice. In the event of any change in the number of securities offered in connection with a firm commitment underwritten offering or in the price or other terms of any other Offer, the Company shall provide a new notice (the "Revised Notice") to Titan and Titan shall have five (5) business days to provide the Company with written notification of its election to purchase securities as provided in Subsection
(b) hereof at the price and on the terms specified in the Revised Notice. If the Company does not enter into an agreement for the sale of the securities within the specified period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such securities shall not be offered unless first reoffered to Titan in accordance herewith.

   (d) In the event of a proposed offer or issuance by the Company of any Shares, or securities convertible into or exchangeable for Shares, in connection with a bona fide research, licensing, acquisition, or corporate partner relationship, or in connection with an equipment lease financing (each a "Transaction Issuance"), the Company shall offer Titan the right to purchase such number of such securities as necessary to preserve Titan's Majority Interest or Minority Interest, as the case may be, on the same terms and conditions as the Transaction Issuance; provided, however, that the purchase price shall be equal to the fair market

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value of the securities so offered or issued (the "Fair Market Value") on the date of the Transaction Issuance. Fair Market Value shall mean, in the case of Common Stock or other publicly traded securities, the averages of the closing sales prices on The Nasdaq National Market (or if not so traded, the average of the closing bid and asked prices) of the Common Stock or such other publicly traded security for the ten (10) business days immediately preceding the date of the Transaction Issuance and, in the case of non-publicly traded securities, the fair market value of such securities as determined in good faith by the Company's Board of Directors. In the event of a Transaction Issuance, the same procedures set forth in Subsections (a) and
(b) hereof shall be followed as if the Transaction Issuance were any other
Offer.

   (e) The Company hereby grants to Titan, for a price of $100,000.00 payable upon consummation of the IPO, an option (the "Titan Option") to purchase up to $3,000,000 worth of Common Stock at a price per share equal to the per share price in the IPO. The Titan Option shall expire one year from the date of the consummation of the IPO. Titan may pay for a portion of the shares of Common Stock that may be purchased pursuant to the Titan Option by causing the Convertible Note to be converted into shares of Common Stock in accordance with the terms of the Convertible Note. In the event that Titan causes the Convertible Note to be converted into shares of Common Stock, the number of shares of Common Stock that Titan may purchase pursuant to the Titan Option shall be reduced by the number of shares that Titan receives pursuant to such conversion.

   (f) If Titan's Equity Interest falls below the Majority Interest (the "Trigger Date"), Titan shall have the option, exercisable for a period of sixty days from the Trigger Date, to purchase such number of Shares at the then Fair Market Value such that Titan shall maintain the Majority Interest (the "Continuing Condition"). The right granted to Titan pursuant to this
Section 1(f) shall terminate on the earlier to occur of (i) Titan failing to exercise its right to maintain the Majority Interest in accordance with
Section 1(b) or 1(f) hereof or (ii) its failure to exercise the option granted hereunder within sixty days from the Trigger Date (unless Titan satisfies the Continuing Condition through purchases in the open market).

2. Going Private Transaction.

   (a) Titan agrees that neither it nor any of its executive officers or directors nor any of its or their respective affiliates (collectively, the "Titan Affiliates;" provided, that for purposes of this Section 2(a), the Company shall not be deemed to be a Titan Affiliate) will sponsor, support or participate in, directly or indirectly, any transaction which is subject to or required to be disclosed on Schedule 13E-3 and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), related thereto, unless such transaction has first been approved by a vote of the majority of the Independent Directors (as defined herein), following their receipt of an opinion from a nationally recognized and independent investment banking firm, that the subject transaction is fair, from a financial point of view, to the stockholders of the Company other than Titan and the Titan Affiliates.

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   (b) Notwithstanding Subsection 2(a) hereof, in the event that Titan proposes a "Rule 13e-3 transaction" as defined in Rule 13e-3 promulgated under the Exchange Act, Titan hereby agrees that it will comply with all of the requisite requirements of such Rule.

3. Voting Agreement.

   3.1 The parties agree that the number of members of the Board of Directors of the Company shall be fixed in accordance with the By-Laws of the Company. The parties agree that, upon consummation of the IPO, the Board of Directors of the Company shall include (i) no more than three (3) directors designated by Titan and (ii) four (4) directors who are not affiliated with Titan (the "Independent Directors") and have been designated by the members of the Board of Directors of the Company (other than members affiliated with Titan) then in office, which members may change from time to time. The parties further agree that, upon consummation of the IPO, the Board of Directors shall maintain a Nominating Committee consisting of three people, one of whom shall be designated by Titan.

   3.2 Titan agrees not to take any action to amend the Certificate of Incorporation of the Company unless such amendment is first approved by a majority of the Board of Directors of the Company and a majority of the Independent Directors.

   3.3 Titan agrees to cause its Shares (and any of its other securities of the Company which may be voted for the election of directors) to be voted in favor of the Independent Directors.

4. Master Lease. Titan agrees that, as of the date hereof, it will not lease any additional equipment pursuant to that certain Master Equipment Lease, dated as of February 15, 1994, by and between Phoenix Leasing Incorporated, as lessor, and Titan, as lessee.

5. Transactions with Titan and Titan Affiliates. Titan agrees that it will not, and will use its best efforts to cause each of the Titan Affiliates not to, enter into or be a party to any transaction with the Company without the prior approval of a majority of the Independent Directors and that such transaction shall have fair and reasonable terms which are no less favorable to the Company than the Company would obtain in a comparable arm's-length transaction with a person or entity which is not an affiliate or stockholder of the Company.

6. Remedy For Breach. The Company and Titan hereby acknowledge that in the event of any breach or threatened breach of Section 1, 2, 3 or 5 of this Agreement, the non-breaching party would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, the Company and Titan hereby agree that, in such event, the non-breaching party shall be entitled, without the necessity of proving damages or posting bond, and notwithstanding any election by the non-breaching party to claim damages, to obtain a temporary and/or permanent injunction (without proving a breach therefor) to restrain any such breach or

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threatened breach or to obtain specific performance of any such provision, all without prejudice to any and all other remedies which the non-breaching party may have at law or equity.

7. Term. The term of this Agreement shall commence upon the execution of the underwriting agreement relating to the IPO and be indefinite, unless terminated by mutual consent of the parties hereto; provided, however, that this Agreement shall terminate if the Company fails to consummate the IPO in accordance with such underwriting agreement or at such time as Titan's Fully-Diluted Equity Interest in the Company is less than 33 1/3% of the outstanding Shares on a fully-diluted basis for a period of not less than sixty consecutive calendar days.

8. Miscellaneous.

   8.1 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective permitted successors and assigns. A copy of this Agreement shall be kept at the principal office of the Company. Except as specifically provided in this Agreement, this Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto.

   8.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed or sent by facsimile transmission, overnight courier or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), or, if sent by overnight courier, one (1) day after deposit with an overnight courier or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

   (i)     if to Titan, to
           Titan Pharmaceuticals, Inc.
           400 Oyster Point Boulevard
           Suite 505
           South San Francisco, CA 94080
           Attn: President
           Fax: (415) 244-4956

   (ii)    if to the Company, to:
           Ingenex, Inc.
           1505 O'Brien Drive, Suite B
           Menlo Park, California 94025
           Attn: President
           Fax: (415) 617-9574

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Any party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

   8.3 Complete Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby and no party shall be bound by, nor shall any party be deemed to have made, any covenants, representations, warranties, undertakings or agreements except those contained in this Agreement. This Agreement supersedes any other agreement entered into by any of the parties hereto with respect to the subject matter hereof.

   8.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

   8.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   8.6 Amendment. This Agreement may not be amended, changed, waived or terminated, in whole or in part, without a written instrument signed by the parties hereto.

   8.7 Governing Law. This Agreement and the rights and remedies of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be wholly performed within such State, without regard to the conflicts of laws principles of such State. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court located within the County of New Castle, State of Delaware, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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   IN WITNESS WHEREOF, this Agreement has been executed on the date first above written.

                                          INGENEX, INC.

                                          By: /s/ Mark E. Furth
                                              -------------------------------
                                              Name: Mark E. Furth
                                              Title: President and Chief
                                              Executive Officer

                                          TITAN PHARMACEUTICALS, INC.

                                          By: /s/ Louis R. Bucalo
                                              -------------------------------
                                              Name: Louis R. Bucalo
                                              Title: President and Chief
                                              Executive Officer

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